EXHIBIT 10.3

March 1, 2014



Paul Dickman

Safe Lane Systems, Inc.

4115 Scarlet Oak Ct.

Castle Rock, CO 80109



Dear Mr. Dickman,


Paul Dickman (hereinafter "the Contractor") is pleased to provide Safe Lane Systems, Inc. (hereinafter "the Company", "you", "your") with the professional services described below. This letter is to confirm our understanding of the terms and objectives of the engagement.


SCOPE OF ENGAGEMENT

Provide management and administrative services for the Company to generate revenue growth and maximize profitability for the Company shareholders.


TERM OF ENGAGEMENT


This engagement commenced April 1, 2014 and will continue until terminated in writing by the Company or the Management Company or until altered in writing.


FEES AND BILLINGS


Our fees for the services outlined above will be $5,000, plus out-of-pocket expenses and an administrative fee of 8% of total billings. Monthly fees will be due and payable by the last business day of each month.


Very truly yours,

Paul Dickman


/s/ Paul Dickman


APPROVED:


Safe Lane Systems, Inc.


Paul Dickman


Chief Executive Officer


/s/ Paul Dickman, CPA





March 1, 2014